                                                                     Exhibit 2.5

                        TRAITE D'APPORT PARTIEL D'ACTIFS
                    SOUMIS AU REGIME JURIDIQUE DES SCISSIONS


ENTRE:

                  CANAL+, societe anonyme au capital de 94.586.271,75 Euros, ayant son siege social 85, quai Andre Citroen, 75015 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 329 211 734, representee par Monsieur Pierre Lescure, son President,

                              (ci-apres denommee "Canal+ S.A." ou l'"Apporteur")

ET:

                  VANGUR, societe anonyme au capital de 250.000 francs, ayant son siege social 85, quai Andre Citroen, 75015 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 420 597 213, representee par Monsieur Bruno Delecour, son President,

                              (ci-apres denommee "Canal+ Distribution" ou le "Beneficiaire")


IL A ETE PREALABLEMENT EXPOSE CE QUI SUIT:
-----------------------------------------

         1. Canal+ S.A. exploite depuis sa creation la chaine a peage "premium" francaise "Canal+" (la "Chaine"). Elle beneficie a ce titre d'une autorisation de diffusion par voie hertzienne terrestre (collectivement avec ses eventuels renouvellements, la "Convention CSA") du Conseil superieur de l'audiovisuel (le "CSA") conformement aux dispositions de la loi du 30 septembre 1986 relative a la liberte de la communication (telle qu'amendee, la "Loi Audiovisuelle"). Canal+ S.A. detient par ailleurs des participations dans des chaines a peage etrangeres, ainsi que dans diverses entreprises liees a la television payante, a la production et a la distribution cinematographiques et a la technologie, et exerce des fonctions de holding du groupe forme par l'ensemble des ces entreprises.

         2. L'operation d'apport (l'"Apport ") faisant l'objet du present traite d'apport (le "Traite d'Apport") s'inscrit dans le cadre du rapprochement (le "Rapprochement") entre les societes francaises Canal+ S.A. et Vivendi et la societe de droit canadien The Seagram Company Limited ("Seagram"), visant a regrouper les activites des trois societes dans les domaines de la television payante, du cinema, de la musique, de l'edition, de l'Internet et des telecommunications. Les principales societes francaises parties au Rapprochement sont decrites dans le present preambule.

\
         3. Dans le cadre de ce projet de Rapprochement, Canal+ S.A. s'est engagee a ce que soient apportes a une sous-filiale integralement controlee ("Groupe Canal+"), a l'issue d'une serie d'apports partiels d'actifs soumis au regime juridique des scissions, l'ensemble de ses actifs et passifs, a l'exclusion toutefois des actifs et passifs afferents a l'edition et a la diffusion de la Chaine, ainsi que la propriete de sa Base d'Abonnes (telle que definie ci-apres), qui demeureront loges au sein de Canal+ S.A. Ces operations d'apport sont detaillees ci-apres.

         4. En premier lieu, conformement aux termes du present Traite d'Apport, Canal+ S.A. fera apport a Canal+ Distribution de la branche d'activite de distribution et de commercialisation de la Chaine (la "Branche d'Activite"), en ce compris (i) le fichier associe a la clientele de la Chaine (ci-apres designe la "Base d'Abonnes"), (ii) le droit d'exploitation commerciale pour tous usages de ladite Base d'Abonnes et correlativement l'integralite des droits financiers (hors publicite et parrainage) afferents a l'exploitation commerciale exclusive de la Chaine et (au titre d'un transfert "inter partes") la jouissance des droits et obligations attaches aux contrats d'abonnement a la Chaine. Il est toutefois precise que ladite Base d'Abonnes, ledit droit d'exploitation commerciale et les droits et obligations attaches aux contrats d'abonnement a la Chaine font l'objet d'un apport en jouissance et non en propriete. La Branche d'Activite est decrite en Annexe A au present Traite d'Apport.

                  Conformement aux souhaits du Conseil superieur de l'audiovisuel, aux termes d'une convention de longue duree (la "Convention Canal+ Distribution") devant etre conclue avant la Date de Realisation telle que definie ci-apres, Canal+ Distribution (i) conferera a Canal+ S.A. le droit d'exploitation commerciale de la Base d'Abonnes aux fins de l'exploitation commerciale de la Chaine, et correlativement des droits financiers (hors publicite et parrainage) afferents a l'exploitation commerciale exclusive de la Chaine ainsi que les droits et obligations attaches aux contrats d'abonnement a la Chaine et (ii) fournira a Canal+ S.A. certaines prestations de services en vue de la distribution et de la commercialisation de la Chaine, conformement a la politique tarifaire et commerciale arretee par Canal+ S.A.

                  La signature du present Traite d'Apport a ete approuvee par les conseils d'administration de Canal+ S.A. et de Canal+ Distribution, respectivement les 19 juin et 28 septembre 2000, d'une part et les 30 juin et 28 septembre 2000 d'autre part.

         5. Par ailleurs, les activites de regie publicitaire relatives a la Chaine seront filialisees par Canal+ S.A. au sein d'une societe integralement controlee, la Societe d'Exploitation de Services Audiovisuels, devant adopter la denomination Canal+ Regie ("Canal+ Regie").

         6. Immediatement apres la realisation des apports en faveur de Canal+ Distribution et de Canal+ Regie, la quasi-integralite des participations detenues par Canal+ S.A. (y compris la participation dans Canal+ Distribution et Canal+ Regie) et l'activite de holding de Canal+ S.A. relative a la detention de ces participations et les fonctions support y associees seront apportees par Canal+ S.A. a une societe qu'elle controle integralement ("SIG 40").

         7. Immediatement apres la realisation de cet apport a SIG 40, les participations susvisees (a l'exception des participations de 50% dans le capital de Vivendi Net, et de 99,99% dans le capital de CanalNumedia), ainsi que les activites de holding et les fonctions support y associees seront de nouveau filialisees au sein de l'entite "Groupe Canal+" susvisee.

Le capital de cette derniere a vocation a etre integralement detenu par Vivendi Universal, la societe SIG 40 devant etre absorbee par une filiale a 100% de Vivendi, la societe Sofiee, immediatement apres que cette derniere aura absorbe Vivendi et adopte la denomination Vivendi Universal.

         8. En tout etat de cause, les operations susvisees constituent differentes etapes d'une operation unique de Rapprochement et doivent etre realisees de maniere concomitante, selon un ordre prevu par les differents traites d'apports partiels d'actifs et de fusion, et ce, au meme moment que la realisation de l'acquisition de Seagram prevue au titre du Rapprochement (la date de realisation de l'ensemble de ces operations est designee la "Date de Realisation").

         9. A l'issue du present Apport et des autres operations resumees ci-dessus, Canal+ S.A. exercera ainsi les activites d'edition, de diffusion et, par l'effet combine de la Convention Canal+ Distribution et de la Convention CSA, d'exploitation de la Chaine et disposera de la maitrise de la politique commerciale et tarifaire de cette derniere ainsi que celle de la relation avec les abonnes a la Chaine et de l'autorisation de diffusion hertzienne y afferente. Canal+ S.A. sera detenue a 49% par Groupe Canal+ conformement au pourcentage maximum autorise par la Loi Audiovisuelle suite a l'apport de cette participation par Sofiee en faveur de Groupe Canal+, devant egalement intervenir a la Date de Realisation. Canal+ S.A. beneficiera enfin d'une licence gratuite de la marque "Canal+" pour les besoins de l'exploitation de la Chaine, consentie par Groupe Canal+ pendant une duree minimum de 50 ans.

         10. Le present Apport est soumis aux dispositions des articles L. 236-16 a 236-21 du Code de Commerce, conformement a la faculte offerte par l'article L. 236-22 du Code de Commerce et, au plan fiscal, sera soumis au regime de faveur prevu par l'article 210 B du Code general des Impots.

         11. Canal+ S.A. est une societe anonyme, immatriculee le 14 aout 1984 au Registre du Commerce et des Societes de Paris sous le numero 329 211 734 et creee pour une duree de quatre-vingt-dix-neuf (99) ans.

                  Son exercice social expire le 31 decembre de chaque annee.

                  Son capital social s'eleve (au 30 juin 2000) a 94.586.271,75 Euros et est divise en 126.111.029 actions ordinaires d'une valeur nominale de 0,75 Euros chacune, integralement liberees.

                  Les actions de Canal+ S.A. sont toutes de meme categorie. Elles sont admises aux negociations du Premier Marche de ParisBourse(SBF) SA.

                  Canal+ S.A. a emis deux emprunts obligataires dont une description sommaire figure en Annexe B au present Traite d'Apport. Canal+ S.A. n'a pas emis d'autres valeurs mobilieres.

                  Canal+ S.A. a consenti au benefice des dirigeants et salaries du groupe des options de souscription ou d'achat d'actions dont les conditions sont resumees dans le tableau figurant en Annexe C au present Traite d'Apport.

                  Il est envisage que ni les emprunts obligataires ni les options de souscription ou d'achat d'actions susvises ne soient transferes a Canal+ Distribution, ces actifs et passifs n'etant pas inclus dans la branche faisant l'objet des apports effectues par Canal+ S.A. en faveur de Canal+ Distribution.

         12. Canal+ Distribution est une societe anonyme. Elle a ete immatriculee le 26 octobre 1998 au Registre du Commerce et des Societes de Paris sous le numero 420 597 213 et a ete creee pour une duree de quatre-vingt-dix-neuf (99) ans. En tant que de besoin, l'objet social de Canal+ Distribution sera modifie, avant la date de realisation du present Apport, pour lui permettre d'exercer les activites de la Branche d'Activite.

                  Son exercice social expire le 31 decembre de chaque annee.

                  Son capital social s'eleve a 250.000 francs et est divise en
2.500 actions ordinaires de 100 francs chacune de valeur nominale, integralement liberees. Il sera propose a l'assemblee generale des actionnaires de Canal+ Distribution que, prealablement a l'Apport, le capital de Canal+ Distribution soit converti en euros (avec un arrondi) et qu'une division du nominal des actions intervienne, portant ainsi le capital social a trente sept mille cinq cents (37.500) euros, divise en trente sept mille cinq cents (37.500) actions de un (1) euro de nominal, sous condition suspensive de l'augmentation de capital resultant de l'Apport. En outre, Canal+ Distribution adoptera la forme de societe par actions simplifiee avant la Date de Realisation.

                  Les actions de Canal+ Distribution sont toutes de meme categorie. Canal+ Distribution n'a emis aucune obligation, titre participatif, certificat d'investissement ou part beneficiaire.

                  Canal+ Distribution n'a a ce jour aucune activite specifique.

         13. Canal+ S.A. detient l'integralite des 2.500 actions composant le capital social de Canal+ Distribution.

         14. Les principales autres societes francaises concernees par le Rapprochement sont:

         - Vivendi, societe anonyme au capital de 3.330.122.119,50 euros, ayant son siege social 42, avenue de Friedland, 75008 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 780 129 961 ("Vivendi"); Vivendi a pour objet, a titre direct ou indirect, l'exercice de toutes activites de communication (notamment l'Internet, le multimedia, l'audiovisuel, l'image, la publicite, la presse, l'edition et les telecommunications) ainsi que de toutes activites se rapportant a l'environnement (notamment a l'eau, l'assainissement, l'energie, les transports, la proprete); a la date des presentes, Vivendi detient une participation d'environ 49% dans le capital de Canal+ S.A. (dont une participation de 15% detenue directement); Messieurs Jean-Marie Messier et Eric Licoys, respectivement President du conseil d'administration et administrateur de Vivendi, sont egalement administrateurs de Canal+ S.A.,

         - Sofiee, societe anonyme au capital de 276.977.250 euros, ayant son siege social 31, rue du Colisee, 75008 Paris, immatriculee au Registre du Commerce et des Societes de Paris sous le numero 343 134 763 ("Sofiee" ou "Vivendi-Universal", selon sa future denomination sociale a l'issue du Rapprochement, Sofiee devant etre la societe absorbante de Vivendi et l'acquereur de Seagram); a la date des presentes, Sofiee est une societe holding dont le capital est integralement detenu par Vivendi; parmi ses actifs, elle detient a titre direct une participation d'environ 34% dans le capital de Canal+ S.A., Messieurs Jean-Marie Messier, Eric Licoys, Guillaume Hannezo et Philippe Germond, respectivement President du conseil d'administration et administrateurs de Sofiee, sont egalement administrateurs de Canal+ S.A.


CECI EXPOSE, IL A ETE CONVENU DE CE QUI SUIT:

                                    ARTICLE 1
                          MOTIFS ET BUTS DE L'OPERATION

                  L'Apport vise a permettre le regroupement de l'ensemble des moyens de distribution et de commercialisation de la Chaine au sein d'une entite distincte, Canal+ Distribution.

                  L'Apport a pour objet d'une part, le transfert en propriete par Canal+ S.A. a Canal+ Distribution de sa branche d'activite de distribution et de commercialisation de la Chaine et, d'autre part, l'apport en jouissance a Canal+ Distribution de la Base d'Abonnes, materialisee et individualisee par le fichier des abonnes a la Chaine, du droit d'exploitation commerciale pour tous usages de ladite Base d'Abonnes ainsi que de la jouissance des droits et obligations attaches aux contrats d'abonnement a la Chaine, pour permettre a Canal+ Distribution d'exploiter de maniere exclusive cette Base d'Abonnes a toutes fins commerciales.

                  Le present Apport s'inscrit dans le contexte du Rapprochement et vise a permettre la mise en oeuvre, au sein du groupe Vivendi Universal, de synergies entre les domaines de la television, du cinema, de l'Internet et des telecommunications, compte tenu de la convergence des technologies de l'information et de la communication.

                  Les actionnaires de Canal+ S.A. ont vocation a etre pleinement associes aux resultats attendus de ce rapprochement du fait de la distribution d'actions SIG 40 dont ils doivent beneficier dans le cadre du Rapprochement, ces actions devant etre immediatement echangees en actions Vivendi Universal par l'effet de la fusion-absorption de SIG 40 par Vivendi Universal immediatement apres cette distribution, et ce, a raison de deux (2) actions Vivendi Universal pour chaque action Canal+ S.A. detenue.

                                    ARTICLE 2
                              COMPTES DE REFERENCE

                  Afin de determiner les conditions de l'Apport, les conseils d'administration des deux societes ont decide de se referer aux comptes de Canal+ S.A. arretes au 31 decembre 1999 , retraites pour tenir compte de certains comptes de liaison entre Canal+ S.A. et la Branche d'Activite. Il est toutefois precise que la reference aux elements actifs et passifs de l'Apporteur a la date du 31 decembre 1999 en vue de l'etablissement des conditions de l'Apport et de la designation de la branche d'activite apportee sera sans incidence sur la consistance effective des actifs et des passifs transferes dans le cadre du present Apport de la Branche d'Activite (les "Actifs Transferes") qui seront devolus au Beneficiaire dans l'etat ou ils se trouveront a la date de realisation de l'Apport.

                                    ARTICLE 3
                      EVALUATION ET DESIGNATION DE L'APPORT

                  3.1 EVALUATION

                  S'agissant des valeurs d'apport, les elements d'actif et de passif relatifs aux Actifs Transferes ont ete evalues par les parties a leur valeur nette comptable dans les comptes de Canal+ S.A. au 31 decembre 1999, retraites pour tenir compte de certains comptes de liaison entre Canal+ S.A. et la Branche d'Activite.

                  La remuneration de l'Apport a ete etablie en retenant les memes valeurs.

                  3.2 DESIGNATION DES APPORTS

                  Sous reserve de la realisation des conditions suspensives stipulees a l'article 9 ci-apres, l'Apporteur apporte au Beneficiaire, qui accepte, sous les conditions ordinaires de fait et de droit et sous les charges et conditions stipulees aux presentes, les elements d'actif et de passif constituant la Branche d'Activite telle que definie en Annexe A, avec effet retroactif au 1er janvier 2000, comme indique a l'article 3.3.3 ci-apres.

                  Par consequent, Canal+ Distribution prendra les biens, droits et obligations ci-apres designes dans l'etat ou ils se trouveront a la Date de Realisation (tel que ce terme est defini a l'article 9 ci-apres), sans que cette substitution entraine novation.

                           3.2.1    Elements d'actif apportes

                  Les Actifs Transferes sont decrits et valorises en Annexe
3.2.1

                  De convention expresse, les parties sont convenues que les elements d'actifs utilises par Canal+ S.A. en commun pour les besoins de la Branche d'Activite et pour les autres activites de l'Apporteur (notamment materiel informatique, standard telephonique, etc.) ne seront pas apportes au Beneficiaire. Il est rappele que ces elements d'actifs seront transferes a SIG 40 puis a Groupe Canal+. Une convention d'utilisation interviendra entre Canal+ S.A. (ou Groupe Canal+, apres realisation de l'ensemble des apports) et Canal+ Distribution afin de permettre la poursuite de cette utilisation commune dans des conditions comparables a celles actuellement en vigueur.

                           3.2.2    Passif pris en charge

                  En contrepartie de l'apport des elements d'actif, le Beneficiaire accepte de prendre a sa charge le passif relatif aux Actifs Transferes tel que decrit en Annexe 3.2.2(a).

                  Le Beneficiaire sera egalement tenu, et dans les memes conditions, a l'execution de tous engagements de cautions, avals et garanties pris par l'Apporteur et se rapportant a la Branche d'Activite et beneficiera de toutes contre garanties y afferentes au cas ou il serait appele a executer ces engagements de garantie.

                  En particulier, Canal+ Distribution sera substituee a Canal+ S.A. a compter de la Date de Realisation, dans l'ensemble de ses droits et obligations au titre de la titrisation de creances commerciales visee a l'Annexe 3.2.3, etant precise que de convention expresse, et en raison de la Convention Canal+ Distribution, cette substitution n'aura d'effet qu'entre les parties, comme cela est expose au paragraphe 3.3.2(c) ci-apres.

                  Ainsi que l'article L. 236-21 du Code de Commerce en prevoit la faculte, les parties conviennent expressement d'exclure toute solidarite entre elles sur les passifs de l'Apporteur, le Beneficiaire etant seul et uniquement responsable du passif afferent aux Actifs Transferes mentionne ci-dessus et apporte en vertu des presentes, l'Apporteur restant seul tenu de son passif et ne restant pas solidairement tenu du passif pris en charge par le Beneficiaire en vertu des presentes.

                           3.2.3    Valeur nette de l'Apport

                  La valeur nette de l'apport par Canal+ S.A. a Canal+ Distribution des Actifs Transferes est evaluee comme suit:

        -        Total des elements d'actifs apportes                                 678 017 016 euros
        -        Total des elements de passif pris en charge                          625 003 794 euros

        -        Valeur nette des apports                                              53 013 222 euros


                  3.3      MODALITES DE L'APPORT

                  3.3.1    Apport en propriete

                  (a)      Propriete-jouissance

                  Canal+ Distribution aura la propriete et la jouissance de l'ensemble des biens et droits composant la Branche d'Activite et des elements d'actifs et de passifs qu'elle comprend (a l'exception des elements faisant l'objet d'un seul apport en jouissance, tels que mentionnes a l'Annexe A, selon les modalites d'apport en jouissance decrites au paragraphe 3.3.2 ci-apres), a compter du jour ou ces apports seront devenus definitifs, par la suite de la realisation et/ou de la renonciation aux conditions suspensives mentionnees a l'article 9 ci-apres.

                  (b)      Transmission des droits et obligations

                  (i) A compter de la Date de Realisation, le Beneficiaire sera substitue a l'Apporteur dans tous les biens, droits et obligations de ce dernier afferents a la Branche d'Activite;

                  (ii) A compter de la Date de Realisation, Canal+ Distribution fera son affaire personnelle, aux lieu et place de Canal+ S.A., de l'execution ou de la resiliation de tous traites, contrats, marches, conventions, accords et engagements quels qu'ils soient, intervenus notamment avec les fournisseurs, le personnel ou les creanciers, et se rapportant a l'exploitation de la Branche d'Activite.

                         Canal+ Distribution sera subrogee dans tous les droits et obligations pouvant resulter desdits traites, contrats, marches, conventions, accords et engagements quels qu'ils soient, ainsi que dans tous les droits, actions, hypotheques, privileges, garanties et suretes personnelles ou reelles attaches aux biens ou creances objet des apports;

                  (iii) Canal+ Distribution pourra, le cas echeant, poursuivre ou continuer, engager ou arreter toutes actions judiciaires et transactions se rapportant aux biens, droits et obligations composant la Branche d'Activite. Les benefices ou charges de ces actions incomberont uniquement a Canal+ Distribution qui s'y oblige.

                  (c)      Agrements, accords, autorisations prealables

                  Au cas ou l'accord, l'agrement ou l'autorisation d'un tiers serait necessaire au transfert a Canal+ Distribution des biens et contrats vises aux presentes, l'Apporteur (ou, selon le cas, Canal+ Distribution) devra les solliciter sans delai et faire ses meilleurs efforts en vue de leur obtention prealablement a la reunion des assemblees generales de Canal+ S.A. et de Canal+ Distribution devant statuer sur l'Apport. Canal+ S.A. sollicitera la collaboration et l'assistance de Canal+ Distribution qui ne pourra s'y refuser et s'engagera a lui apporter toute sa cooperation a cet effet et Canal+ S.A. tiendra cette derniere regulierement informee de l'etat d'avancement de ces demarches.

                  Si certains des accords, agrements ou autorisations de tiers susvises n'etaient pas obtenus, les parties se rapprocheront afin de negocier de bonne foi les modalites juridiques mutuellement acceptables permettant aux parties de beneficier, dans toute la mesure du possible, d'un effet economique equivalent a un transfert, entre les parties, des droits et obligations de l'Apporteur attaches aux biens ou contrats concernes.

                  (d)      Droits des creanciers

                  Conformement a l'article L. 236-14 du Code de Commerce, les creanciers de Canal+ S.A. et de Canal+ Distribution dont la creance est anterieure a la publicite donnee au present projet d'Apport, pourront faire opposition dans le delai de trente (30) jours a compter de la derniere a intervenir entre la publication dans un journal d'annonces legales de Paris et la publication au Bulletin des Annonces Legales Obligatoires, de l'avis vise a l'article 255 du decret du 23 mars 1967.

                  Les oppositions seront portees devant le Tribunal de Commerce de Paris qui pourra:

                  -        rejeter l'opposition; ou

                  -        ordonner le remboursement des creances; ou

                  - ordonner a Canal+ Distribution la constitution de garanties.

                  (e)      Modalites specifiques aux salaries

                  (i) Conformement a l'article L.122-12 du Code de Travail, tous les contrats de travail des salaries affectes a la Branche d'Activite (soit environ 498 personnes, ce nombre etant susceptible d'evoluer jusqu'a la Date de

                         Realisation) seront transferes de plein droit au Beneficiaire a la Date de Realisation, dans la mesure ou leur contrat de travail n'aura pas ete interrompu anterieurement a la Date de Realisation.

                  (ii) Les montants dus par l'Apporteur relativement aux contrats de travail transferes ayant ete pris en compte dans le calcul de la valeur nette des actifs apportes (notamment conges payes, treizieme mois), le Beneficiaire supportera tous les montants dus a ce titre a compter du 1er janvier 2000 quand bien meme lesdits montants se rapporteraient a une periode anterieure au 1er janvier 2000.

                  (iii) Il est precise toutefois que l'Apporteur conserve a sa charge toute responsabilite a l'egard des employes transferes ayant trait a la participation des salaries au titre de toute periode anterieure au 1er janvier 2000.

                  (iv)   Conformement aux dispositions des articles L. 412.12,
                         L. 425.1 et L.336.1 du Code du Travail, Canal+ S.A. sollicitera de l'Inspecteur du Travail competent, les autorisations qui seraient necessaires pour transferer a Canal+ Distribution les salaries proteges au sens de la reglementation du travail.

                  (v) Canal+ Distribution fera partie de l'unite economique et sociale existante et reconnue entre Canal+ S.A. et certaines de ses filiales et qui sera etendue a Groupe Canal+ a compter de la realisation du Rapprochement.

                  3.3.2    Modalites specifiques a l'apport en jouissance

                  (a) Les elements faisant l'objet d'un apport en jouissance de Canal+ S.A. a Canal+ Distribution sont decrits a l'Annexe A.

                  (b) Duree

                  L'apport en jouissance vise au present paragraphe 3.3.2 sera d'une duree egale a la duree d'existence du Beneficiaire (telle que prorogee le cas echeant) ou de toute entite qui s'y substituerait par voie de fusion ou autre operation emportant transmission universelle de patrimoine.

                  Il est toutefois rappele qu'en cas d'exercice par Canal+ S.A. de la faculte de rachat de la Base d'Abonnes qui lui est consentie aux termes de la Convention Canal+ Distribution, aux fins de l'exploitation commerciale d'une chaine a peage premium diffusee sur tous supports en France, en Suisse, et a Monaco, Canal+ Distribution perdra la jouissance de la Base d'Abonnes pour l'exploitation d'une chaine a peage premium diffusee sur tous supports en France, en Suisse et a Monaco ainsi que sur le droit d'exploitation commerciale de la Chaine et la jouissance des droits et obligations attaches aux contrats d'abonnement, et ce pendant toute la duree restant a courir dudit apport en jouissance. A compter du rachat effectif par Canal+ S.A., le Beneficiaire ne pourra en consequence plus beneficier des evolutions ulterieures de la Base d'Abonnes (telles qu'elles pourraient resulter notamment de recrutements de nouveaux abonnes a la Chaine).

                  (c) Droits et obligations attaches aux contrats faisant l'objet de l'apport en jouissance

                  A compter de la Date de Realisation, Canal+ Distribution sera, par l'effet de l'Apport, substituee a Canal+ S.A. dans l'ensemble de ses droits et obligations au titre des contrats d'abonnement et au titre de la titrisation de creances visee a l'Annexe 3.2.3 (etant rappele que l'Apport comprend les parts de la societe civile du Cygne, qui porte l'operation de titrisation) (les "Contrats").

                  Il est precise que, de convention expresse, et en raison de la Convention Canal+ Distribution:

         - cette substitution est stipulee "inter partes", et n'aura pas d'effet vis-a-vis des tiers. En consequence, a l'egard des tiers Canal+ S.A. restera seule titulaire des Contrats, et des droits et obligations qui y sont attaches, notamment des creances a l'egard des abonnes, de la dette des depots de garantie et de la dette de titrisation a l'egard des creanciers correspondants;

         -        dans les rapports entre les parties au present Apport:

         (i) ce transfert des droits et obligations attaches aux Contrats sera repute realise, sur les plans comptable et fiscal a la date du 1er janvier 2000, date d'effet retroactif du present Apport.

         (ii) toutefois, par l'effet de la Convention Canal+ Distribution, qui prendra egalement effet au 1er janvier 2000, Canal+ SA retrouvera la jouissance des droits et obligations attaches aux Contrats et correlativement des droits financiers y afferents, dans la mesure ou il s'agit de produits ou de charges se rattachant a un exercice posterieur au 31 decembre 1999 (les << Charges Posterieures >> ou les << Produits Posterieurs >>).

         (iii) en consequence du (i) et du (ii) ci-dessus, Canal+ Distribution remboursera sans delai a Canal+ SA, toute somme versee a des tiers par cette derniere au titre d'obligations attachees aux Contrats, a l'exception des Charges Posterieures; notamment, Canal+ Distribution remboursera a Canal+ S.A. la dette de titrisation et les dettes de depot de garantie, a concurrence de leur montant au 31 decembre 1999, au fur et a mesure ou ces dettes seront payees par Canal+ S.A.; a cet egard, il est precise que dans le cadre de la Convention Canal+ Distribution, Canal+ S.A. deleguera Canal+ Distribution pour le remboursement desdits depots de garantie aux abonnes;

         (iv) a l'inverse, Canal+ S.A. remboursera sans delai a Canal+ Distribution toute somme percue de tiers par Canal+ S.A. au titre de droits attaches aux Contrats, a l'exception des Produits Posterieurs; Notamment, Canal+ S.A. remboursera a Canal+ Distribution tout paiement posterieur au 31 decembre 1999 d'une creance client existant a cette date.

                  Il est en outre precise que:

         - les depots de garantie recus par Canal+ S.A. a compter du 1er janvier 2000 suivront le meme regime que ceux au 31 decembre 1999, qui sont transferes a

                  Canal+ Distribution dans le cadre du present Apport. En consequence, ces depots de garantie seront retrocedes par Canal+ S.A. a Canal+ Distribution au fur et a mesure de leur versement par de nouveaux abonnes a Canal+ S.A., et lors du remboursement ulterieur par Canal+ S.A., ce remboursement sera pris en charge par Canal+ Distribution conformement au (iii) ci-dessus

         - si les sommes mentionnees au paragraphe (iii) (ou, le cas echeant, au paragraphe (iv) ci-dessus), ont ete payees (ou, le cas echeant, percues) par Canal+ SA entre le 1er janvier 2000 et la date de realisation definitive de l'Apport objet des presentes, leur prise en charge par Canal + Distribution (ou, le cas echeant, leur retrocession a Canal+ Distribution), ne prendra pas la forme d'un remboursement a Canal+ SA (ou, le cas echeant, d'un remboursement a Canal+ Distribution), mais sera prise en compte dans la ventilation des operations comptables de la periode intercalaire resultant du present Apport et de la Convention Canal+ Distribution.

                  3.3.3    Retroactivite

                  L'Apport prenant effet au 1er janvier 2000 tant sur le plan comptable que fiscal, toutes les operations afferentes a la Branche d'Activite accomplies entre le 1er janvier 2000 et la Date de Realisation seront presumees avoir ete realisees au nom du Beneficiaire, Canal+ S.A. etant reputee depuis le 1er janvier 2000 avoir gere la Branche d'Activite pour le compte de Canal+ Distribution.

                  Le resultat ainsi genere sera repute realise par Canal+ Distribution, sans qu'il soit besoin d'ajuster les valeurs d'apport mentionnees aux presentes, etant precise que le resultat net avant impot du Beneficiaire au titre de l'exercice 2000 tiendra compte de l'effet retroactif des apports a Canal+ Regie et a SIG 40 et des dispositions specifiques afferentes a l'exercice 2000 prevues dans la Convention Canal+ Distribution. Le resultat de l'Apporteur sera calcule en consequence.

                  3.3.4    Formalites de regularisation

                  Canal+ S.A. et Canal+ Distribution s'engagent a collaborer pour l'etablissement de tous actes complementaires, modificatifs, reiteratifs ou confirmatifs du present Apport et a fournir toutes justifications et signatures qui pourraient etre necessaires dans le cadre de la mise en oeuvre des presentes, et notamment pour rendre effectif le transfert au Beneficiaire des Actifs Transferes dans les conditions prevues au present Apport, notamment vis-a-vis des tiers (sauf lorsque les parties ont expressement convenu au present Traite d'Apport que le transfert de certains droits ou obligations n'aurait d'effet qu'entre elles et non a l'egard des tiers). En outre, les parties s'engagent a cooperer pleinement apres la Date de Realisation afin de faire respecter leurs droits a l'egard des tiers resultant du present Apport.

                                    ARTICLE 4
                            REMUNERATION DE L'APPORT

                  En contrepartie de l'apport des Actifs Transferes et a titre de complet paiement, le Beneficiaire augmentera son capital d'un montant de dix millions (10.000.000) d'euros, pour le porter de trente sept mille cinq cents (37.500) euros a dix millions trente-sept mille cinq cents (10.037.500) euros, par creation de dix millions (10.000.000) d'actions nouvelles d'une valeur nominale de un (1) euro chacune, entierement liberees, emises en faveur de l'Apporteur.

                  La difference entre la Valeur Nette Comptable des Apports et le montant nominal de cette augmentation de capital, soit quarante trois millions treize mille deux cent vingt-deux (43.013.222) euros, sera comptabilisee dans un compte de prime d'apport.

                  Lesdites actions seront entierement assimilees aux actions composant actuellement le capital du Beneficiaire. Elles donneront droit a la distribution de tout dividende decidee posterieurement a leur emission.

                                    ARTICLE 5
                   DECLARATIONS ET ENGAGEMENTS DE L'APPORTEUR

                  5.1 L'Apporteur declare et garantit par les presentes au
Beneficiaire:

                   (i) qu'il n'a jamais ete et qu'il n'est pas soumis a une procedure de liquidation ou de redressement judiciaire ou a un concordat et qu'il n'est pas en cessation de paiement;

                  (ii) que les biens et droits composant la Branche d'Activite ne font l'objet d'aucune inscription de privilege, nantissement ou autre surete ou autre garantie de quelque sorte que ce soit au profit d'un tiers quel qu'il soit, a l'exception des clauses de reserve de propriete pouvant grever certains elements de stocks et des droits consentis par l'Apporteur dans le cadre de la titrisation de creances commerciales visee a l'article 3.2.2 ci-dessus;

                   (iii) que depuis le 1er janvier 2000, la Branche d'Activite a ete geree dans le cours normal des affaires et que Canal+ S.A. n'a pas effectue d'operations hors du cours normal des affaires depuis le 1er janvier 2000 qui seraient de nature a affecter de facon significative et defavorable la valeur de la Branche d'Activite;

                  5.2 A compter de la date des presentes et jusqu'a la Date de Realisation incluse, l'Apporteur s'engage a gerer Branche d'Activite dans le cours normal des affaires.

                                    ARTICLE 6
                        CHARGES ET CONDITIONS DE L'APPORT

                  6.1 Engagements relatifs aux biens et droits immobiliers transmis

                  (a) Le Beneficiaire prendra les biens et droits immobiliers faisant partie des Actifs Transferes dans l'etat ou ils existeront lors de la prise de possession, sans pouvoir exercer aucun recours, ni repetition contre l'Apporteur, a raison de fouilles ou excavations qui auraient pu etre pratiquees sous les immeubles et de tous eboulements qui pourraient en resulter par la suite, la nature du sol et du sous-sol n'etant pas garantie, comme aussi sans aucune garantie en ce qui concerne soit l'etat des immeubles dependant des biens apportes et les vices de toute nature, apparents ou caches, dont ils peuvent etre affectes, soit les mitoyennetes, soit enfin la designation ou les contenances indiquees, toute erreur dans la designation et toute difference de contenances en plus ou en moins, s'il en existe, devant faire le profit ou la perte du Beneficiaire.

                  (b) Le Beneficiaire souffrira les servitudes passives grevant ou pouvant grever les immeubles dont dependent les biens apportes, sauf a s'en defendre et a profiter de celles actives, s'il en existe, le tout a ses risques et perils, sans recours contre l'Apporteur, et sans que la presente clause puisse donner a qui que ce soit, plus de droits qu'il n'en aurait en vertu de titres reguliers non prescrits ou de la loi.

                  A cet egard, l'Apporteur declare qu'il n'a personnellement cree ni laisse acquerir aucune servitude sur les biens apportes, et qu'a sa connaissance, il n'en existe pas d'autres que celles pouvant resulter des titres de propriete, de la situation naturelle des lieux, de l'urbanisme et de tous titres et pieces, lois et decrets en vigueur.

                  (c) Le Beneficiaire fera son affaire et s'obligera au respect des stipulations resultant des etats descriptifs de division et reglements de copropriete auxquels pourraient etre soumis certains des immeubles transmis, le Beneficiaire ayant connaissance desdits documents.

                  (d) Le Beneficiaire se conformera aux lois, decrets, arretes, reglements et usages concernant les biens apportes et fera son affaire personnelle de toutes autorisations qui pourraient lui etre necessaires, le tout a ses risques et perils.

                  (e) En cas d'exercice du droit de preemption urbain, si celui-ci est applicable, le prix recu par l'Apporteur se substituera a l'immeuble ainsi preempte et appartiendra au Beneficiaire;

                                    ARTICLE 7
                               COMPTES ET ARCHIVES

                  Les livres comptables, documents, archives et dossiers de l'Apporteur afferents aux Actifs Transferes seront tenus a la disposition du Beneficiaire pour une periode de dix (10) ans suivant la Date de Realisation, a l'exception des livres comptables, documents, archives et dossiers des entites transferees a Canal+ Distribution dans le cadre de l'Apport qui seront transferes a la Date de Realisation.

                                    ARTICLE 8
                            REGIME FISCAL DE L'APPORT

                  Le Beneficiaire et l'Apporteur declarent que :

    - l'Apporteur et le Beneficiaire sont des societes anonymes ayant leur siege social en France, relevant du statut fiscal des societes de capitaux et comme telles passibles de l'impot sur les societes;

    - l'apport des Actifs Transferes n'emporte pas dissolution de l'Apporteur;

    - l'apport des Actifs Transferes par l'Apporteur sera remunere par l'attribution de droits representatifs du capital du Beneficiaire ou fera l'objet d'un reglement sous une autre forme dans la limite de 10% de la valeur nominale des droits attribues, au sens de l'article 301 F de l'annexe II du Code General des Impots.

    - l'Apporteur et le Beneficiaire entendent placer l'Apport sous le regime fiscal de faveur des fusions, edicte, sur renvoi de l'article 210-B, par l'article 210-A du Code General des Impots en matiere d'impot sur les societes et, sur renvoi des articles 817 et 817 A du Code general des Impots par l'article 816 du Code General des Impots en matiere de droits d'enregistrement ;

    - l'Apporteur entend faire apport des actions Canal+ Distribution a la societe anonyme SIG 40, qui les apportera a son tour a la societe anonyme Finatop qui sera rebaptisee "Groupe Canal+"); l'Apporteur ne pourra des lors respecter l'engagement de conservation de trois ans vise a l'article 210 B-1-a du Code General des Impots;

    - par consequent, l'application du regime de faveur des fusions en matiere d'impot sur les societes est subordonnee a l'obtention d'un agrement qui a ete sollicite aupres des autorites competentes dans le cadre de l'article 210 B-3 du Code General des Impots; l'Apporteur et le Beneficiaire s'engagent, en tant que de besoin, a respecter tous autres engagements mis a leur charge dans le cadre de l'agrement qui sera delivre;

    - en consequence, les options et engagements relatifs a la presente convention s'etablissent ainsi qu'il suit:

                  8.1      DROITS D'ENREGISTREMENT

                  La formalite de l'enregistrement sera effectuee au droit fixe de 1.500 Francs, en application des dispositions des articles 816-I-1(degree) , 817 et 817 A du Code General des Impots.

                  8.2      IMPOT SUR LES SOCIETES

                  Pour assurer a l'Apport le benefice des articles 210 A et 210 B du Code General des Impots, le Beneficiaire s'engage a respecter l'ensemble des dispositions et prescriptions des articles 210 A et 210 B et notamment :

    i. reprendre a son passif les provisions se rapportant aux Actifs Transferes et dont l'imposition a ete differee ;

    ii. substituer a l'Apporteur pour la reintegration des resultats dont la prise en compte avait ete differee pour l'imposition de ce dernier a raison des biens compris dans l'apport ;

    iii. calculer les plus-values realisees ulterieurement a l'occasion de la cession des immobilisations non amortissables et des titres du portefeuille dont le resultat de cession est exclu du regime des plus ou moins-values a long terme qui lui sont apportes d'apres la valeur que ces elements avaient du point de vue fiscal dans les ecritures de l'Apporteur ;

    iv. reintegrer dans ses benefices imposables les plus-values degagees lors de l'apport des biens amortissables, dans les conditions et delais fixes au d de l'article 210 A - 1 du Code general des Impots ;

    v. inscrire a son bilan les elements autres que des immobilisations compris dans l'apport pour la valeur que ces elements avaient du point de vue fiscal dans les ecritures de l'Apporteur ;

    vi. l'ensemble des apports etant transcrits sur la base de leur valeur comptable, reprendre a son bilan l'ensemble des ecritures comptables de l'Apporteur relatives aux elements apportes (valeurs d'origine, amortissements, provisions pour depreciation) et continuer de calculer les dotations aux amortissements a partir de la valeur d'origine qu'avaient les biens apportes dans les ecritures de l'Apporteur ;

    vii. se substituer a l'Apporteur dans l'engagement de conservation pendant deux ans qu'il a souscrit a raison des titres apportes qu'il a acquis depuis moins de deux ans, afin de preserver l'application du regime des societes-meres prevu par les articles 145 et 216 du Code General des Impots aux dividendes recus de ces participations.

                  L'Apporteur et le Beneficiaire s'engagent en outre a joindre a leur declaration de resultat un etat conforme au modele fourni par l'administration faisant apparaitre, pour chaque nature d'element compris dans l'apport partiel d'actif, les renseignements necessaires au calcul du resultat imposable de la cession ulterieure des elements consideres, conformement a l'article 54 septies I et a l'article 38 quindecies de l'annexe III, du Code General des Impots.

                  Le Beneficiaire inscrira les plus-values degagees sur les elements d'actif non amortissables compris dans l'apport partiel d'actif, et dont l'imposition a ete reportee, dans le registre prevu a l'article 54 septies II du Code General des Impots.

                  8.3 TAXE SUR LA VALEUR AJOUTEE

                  8.3.1 En ce qui concerne les biens mobiliers d'investissement, l'Apporteur et le Beneficiaire declarent expressement qu'ils entendent beneficier du regime d'exoneration prevu par l'instruction du 22 fevrier 1990 (3-A-6-90). En consequence, l'apport de ces biens au Beneficiaire en vertu des presentes ne sera pas soumis a la TVA et ne donnera pas lieu a regularisation par l'Apporteur. A cet effet, le Beneficiaire s'engage (i) a soumettre a la TVA la cession ulterieure de ces biens et (ii) a proceder, le cas echeant, aux regularisations prevues aux Articles 207bis, 210 et 215 de l'annexe II au Code General des Impots qui auraient ete exigibles si l'Apporteur avait continue a utiliser lesdits biens. En outre, le Beneficiaire adressera au service des impots dont il releve une declaration en double exemplaire faisant reference au present traite d'apport.

                  8.3.2 Le Beneficiaire notifiera, en tant que de besoin, au service des impots dont il releve ainsi qu'a celui dont releve l'Apporteur, le transfert de la creance sur le Tresor detenue par l'Apporteur a la suite de la suppression de la regle du decalage d'un mois. A cet effet, le Beneficiaire fournira a chacun des services concernes, conformement a l'instruction administrative du 22 novembre 1993 (3-D-10-93), une copie de l'avis insere dans un journal d'annonces legales du departement du siege social de l'Apporteur et du Beneficiaire attestant la realite de l'apport des Actifs Transferes, ainsi que les modalites de calcul et de repartition du montant de la creance transferee.

                  8.4 PARTICIPATION DES EMPLOYEURS A L'EFFORT DE CONSTRUCTION

                  Le Beneficiaire fera son affaire personnelle, pour la part se rapportant aux Actifs Transferes, du paiement ou de l'investissement de la cotisation due au titre de la participation des employeurs a l'effort de construction sur le montant des salaires payes par l'Apporteur avant la Date de Realisation, dans la mesure ou ladite cotisation n'aurait pas ete payee ou investie, conformement a l'Article 163 alinea 3 de l'annexe II au Code General des Impots.

                  De meme, le Beneficiaire sera subroge dans le benefice de tous les investissements excedentaires que l'Apporteur aurait pu effectuer relativement aux Actifs Transferes dans le cadre et au titre de ladite participation patronale a l'effort de construction. Il s'engage a reprendre a son bilan les investissements realises afferents aux Actifs Transferes et a se soumettre aux obligations pouvant incomber de ce chef a l'Apporteur.

                  8.5 AUTRES IMPOTS ET TAXES

                  Le Beneficiaire acquittera, a compter de la Date de Realisation, tous autres impots, taxes, contributions, auxquels pourraient etre assujettis les biens qui lui sont apportes en vertu du present traite d'apport.

                  Le Beneficiaire s'engage par ailleurs a rembourser, le cas echeant, l'Apporteur de tous impots et taxes acquittes par ce dernier relativement aux Actifs Transferes (notamment impot foncier, taxe professionnelle, formation continue, taxe d'apprentissage, contribution sociale de solidarite, taxe sur les vehicules de societe), pour leur fraction courue a compter de la Date de Realisation.

                  8.6 OPERATIONS ANTERIEURES

                  Plus generalement, le Beneficiaire reprend, en tant que de besoin, le benefice et/ou la charge de tous engagements d'ordre fiscal afferents aux elements compris dans l'apport apportes qui auraient pu etre anterieurement souscrits par l'Apporteur a l'occasion d'operations de fusion, fusion dite "a l'anglaise", ou d'apport partiel d'actif, soumises au regime fiscal de faveur des fusions, issu de la loi du 12 juillet 1965, en matiere de droits d'enregistrement et/ou d'impot sur les societes.

                  8.7 RETROACTIVITE

                  Les parties entendent invoquer, aux fins de l'impot sur les societes, la retroactivite visee a l'article 3.3.2 ci-dessus. En consequence, Canal+ Distribution s'oblige a etablir sa declaration de resultats et a liquider son impot au titre de l'exercice en cours, tant en raison de sa propre activite que des activites et operations effectuees pour son propre compte depuis le 1er janvier 2000 par Canal+ S.A., concernant les Actifs Transferes.


                                    ARTICLE 9
                             CONDITIONS SUSPENSIVES

                  La realisation de l'Apport est subordonnee aux conditions suspensives suivantes:

                  (a) l'approbation par une assemblee generale extraordinaire des actionnaires de Canal+ S.A. de l'ensemble des dispositions du present Traite d'Apport et de ses Annexes;

                  (b) l'approbation par une assemblee generale extraordinaire des actionnaires de Canal+ Distribution de l'ensemble des dispositions du present Traite d'Apport et de ses Annexes, de l'augmentation du capital en remuneration des apports et de l'attribution des actions nouvelles a l'Apporteur;

                  (c) l'approbation de la fusion entre Vivendi et Sofiee par les assemblees generales extraordinaires des actionnaires de Vivendi et de Sofiee (la realisation de ladite fusion etant reputee intervenir prealablement aux apports devant etre effectues par Canal + S.A. dans le cadre du Rapprochement);

                  (d)    la signature de la Convention Canal+ Distribution;

                  (e) l'homologation (Final Order) par un tribunal canadien competent du Plan of Arrangement, adopte a la majorite des deux tiers par l'assemblee generale des actionnaires de Seagram, relatif a l'acquisition de la societe Seagram par une ou plusieurs filiales (directes ou indirectes) de Vivendi;

                  (f)    l'obtention de l'Agrement;

                  (g) l'obtention de l'autorisation du Rapprochement par la Commission europeenne au titre du Reglement 4064/89 du Conseil relatif au controle des concentrations.

                  Si les conditions susvisees n'ont pas ete remplies au 31 decembre 2000, le present Traite sera considere comme nul et de nul effet, sauf si les parties conviennent de le proroger.

                  Il est precise que les Parties pourront decider de renoncer a l'une ou plusieurs des conditions suspensives susvisees dans la mesure ou elles ne sont pas legalement requises.

                  En cas de realisation et/ou de renonciation, en tout ou en partie, aux conditions suspensives susvisees, l'Apport sera realise de maniere concomitante aux autres operations prevues au titre du Rapprochement uniquement en cas de realisation du Rapprochement.

                                   ARTICLE 10
                                     DIVERS

                  10.1 FORMALITES

                  Le present Traite sera depose au greffe du Tribunal de Commerce de Paris. Il fera l'objet de publications conformement a la loi et de telle sorte que le delai accorde aux creanciers non-obligataires pour former opposition soit expire avant la tenue des assemblees d'actionnaires appelees a statuer sur ce projet conformement a l'article 9 ci-dessus.

                  L'Apporteur obtiendra mainlevee des nantissements ou privileges s'il s'en revelait.

                  10.2 FRAIS

                  Les droits d'enregistrement, frais et honoraires relatifs au present Traite ou a son execution seront acquittes par le Beneficiaire qui s'y oblige.

                  10.3 ELECTION DE DOMICILE

                  Pour l'execution des presentes et des actes ou proces-verbaux qui en seront la suite ou la consequence, les parties font respectivement election de domicile en leurs sieges respectifs.

                  10.4 POUVOIRS

                  Tous pouvoirs sont donnes au porteur d'un original, d'une copie ou d'un extrait des presentes pour effectuer tous depots, mentions ou publications, selon le cas, et notamment depot au greffe du Tribunal de Commerce de Paris.

                  10.5 LOI APPLICABLE

                  Le present traite est soumis a la loi francaise.


                  Fait a Paris,
                  Le         octobre 2000,
                  En neuf exemplaires originaux, dont sept pour les depots legaux et un pour chaque partie.

Canal+                                                     Canal+ Distribution


------------------------                                   --------------------------
Par:  Monsieur Pierre Lescure                              Par:  Monsieur Bruno Delecour

                                LISTE DES ANNEXES

Annexe A                                Description de la Branche d'Activite

Annexe B                                Description sommaire des obligations emises par Canal+ S.A.

Annexe C                                Description des principales caracteristiques
                                        des plans d'options de souscription et d'achat d'actions

Annexe 3.2.1                            Actifs transferes

Annexe 3.2.2                            Passif pris en charge

Annexe 3.3.3                            Droits et obligations au titre de la Titrisation

                                                                        ANNEXE A

                      DESCRIPTION DE LA BRANCHE D'ACTIVITE


La Branche d'Activite comprend:

A-       Dans le cadre d'un apport en propriete:

         Les activites de distribution et de commercialisation de l'Apporteur, a l'exception des elements faisant l'objet de l'apport en jouissance mentionnes au B. ci-apres et des elements mentionnes au paragraphe D ci-apres.

         L'apport comprenant l'ensemble des droits ou elements se rattachant a cette activite, et notamment:

- les parts detenues par Canal+ S.A. dans le GIE Numerique et dans la Societe Civile du Cygne;

-        les droits d'utilisation de la technologie de controle d'acces
         Mediaguard;

- les droits d'utilisation de la technologie Mediahighway aux fins de la distribution de services interactifs;

-        les decodeurs analogiques de type Syster individuels et collectifs;

-        les contrats de distribution des abonnements;

- tous droits et obligations de Canal+ S.A. au titre des contrats de prestation de services entre Canal+ S.A. et d'autres societes du groupe Canal+ (notamment CanalSatellite) dont les prestations de services sont effectuees par les personnels transferes et/ou en utilisant les Actifs Transferes;

- le droit d'utiliser une partie des locaux de Groupe Canal+ dont les baux ne seraient pas transferes a cette derniere, au titre d'un bail ou de baux de sous-location qui seront etablis lors de la realisation de l'Apport;

- les immeubles du centre d'accueil telephonique ("CAT") de Rennes ainsi que l'ensemble des materiels et equipements installes ou en cours d'installation, pour lesquels la mutation de propriete fera l'objet d'une reiteration devant notaire;

- l'ensemble des materiels et equipements installes ou en cours d'installation au CAT d'Ivry;

- les contrats d'abonnements avec des operateurs de telecommunication relatifs aux CAT de Rennes et au CAT d'Ivry,

- l'ensemble des licences de logiciel et contrats de maintenance relatifs au CAT de Rennes et au CAT d'Ivry;

- la pleine propriete des materiels de reception, de decodage et de diffusion afferents a la commercialisation des abonnements dits collectifs;

-        les droits d'utilisation relatifs au GMTA analogique;

- les droits d'utilisation des outils de personnalisation des cles SYSTER ainsi que les materiels et logiciels necessaires a l'activite de personnalisation des cles SYSTER (personnalisation, emballage...);

- le contrat de traitement et transport des signaux numeriques signe entre Canal+ S.A. et CANALSATELLITE;

-        l'ensemble des etudes relatives aux activites transferees;

- les materiels bureautiques (PC, imprimantes, fax, photocopieurs) necessaires a la realisation des activites transferees ou affectes aux salaries transferes en ce compris les licences des logiciels bureautiques installes sur ces materiels;

- les materiels audiovisuels (televiseurs, magnetoscopes...), les mobiliers necessaires a la realisation deS activites transferees ou affectes aux salaries transferes;

- tous droits et obligations de Canal+ S.A. au titre des contrats de location de vehicules affectes a des salaries transferes;


-        Baux transferes:

-        BORDEAUX

-        IVRY (CAT) 5(eme) etage

-        IVRY (CAT) 6(eme) et 4(eme) etages

         ainsi que les personnels des services suivants de la societe Canal+
         S.A.:

-        la direction abonnements;

- les directions etudes et marketing, commercial, logistique, SAV, promotion;

-        le CAT de Rennes;

-        le CAT d'Ivry.

B-       Dans le cadre d'un apport en jouissance:

         Le droit exclusif d'exploiter pour tous usages la Base d'Abonnes, et de percevoir les produits de cette exploitation, et correlativement les droits financiers (hors publicite et parrainage) afferents a l'exploitation commerciale exclusive de la Chaine, pendant toute la duree de l'apport en jouissance decrit au present Traite d'Apport.

         Il est precise que la Base d'Abonnes est materialisee et individualisee par le fichier des abonnes a la Chaine, et comprend toutes evolutions dudit fichier, notamment en consequence de recrutements de nouveaux abonnes ou de resiliations d'abonnements, ainsi que toutes informations dont dispose Canal+ S.A. concernant les abonnes a la

         Chaine et figurant dans ledit fichier et le droit d'acces a la documentation contractuelle y afferente.

C-       Il est precise que:

- l'apport en jouissance comprend les droits et obligations attaches aux contrats d'abonnement (et notamment en ce qui concerne les depots de garantie afferents aux decodeurs analogiques), quel que soit le mode de diffusion de la Chaine aux abonnes (cable, satellite, hertzien) etant entendu que, l'Apporteur devant retrouver la jouissance des droits et obligations attaches aux contrats d'abonnement par l'effet de la Convention Canal+ Distribution, le transfert de ces droits et obligations ne concernera pas les tiers et est convenu "inter partes", comme cela est precise au paragraphe 3.3.2(c) du present Traite d'Apport;

- l'Apport comprend plus generalement, en propriete ou en jouissance, selon les elements de la Branche d'Activite auxquels ils se rapportent, le benefice de tous autres conventions, accords, traites ou marches et tous autres elements se rattachant a la Branche d'Activite, a l'exclusion donc de ceux se rattachant exclusivement aux activites d'edition et de diffusion de l'Apporteur.

D-       Il est en outre precise que sont exclus de l'Apport:

- les droits de propriete intellectuelle et industrielle de l'Apporteur, et notamment le nom et la marque Canal+; lesdits droits (a l'exception des droits de propriete intellectuelle et industrielle de l'Apporteur (notamment les marques) se rattachant exclusivement aux activites d'editeur et de producteur (en particulier d'emissions) de la Chaine (a l'exception des marques comportant les sigles "+" ou les mots "plus" ou "canal")) seront apportes a SIG 40 puis a Groupe Canal+

- les activites d'edition et de diffusion de la Chaine, qui sont conservees par Canal+ S.A.

- la propriete de la Base d'Abonnes et des autres elements y associes faisant objet d'un apport en jouissance

-        les contrats avec les annonceurs

- les contrats conclus avec les cablo-operateurs pour la diffusion du signal de la chaine Canal+ sur leurs reseaux cables

                                                                        ANNEXE B

           DESCRIPTION SOMMAIRE DES OBLIGATIONS EMISES PAR CANAL+ S.A.

1. OBLIGATIONS ZERO-COUPON FEVRIER 1999-2009 INDEXEES SUR LE COURS DES ACTIONS CANAL+ S.A. (LES "OBLIGATIONS INDEXEES")


Montant nominal                           53.300.000 euros

Date d'emission                           1 mars 1999

Taux nominal                              Aucun

Date de remboursement                     2 mars 2009

Prix de remboursement                     Le plus eleve des deux montants
                                          suivants; - 100 euros - Nominal x
                                          [100% + 100% (CANf - CANo)/CANo] ou
                                          CANf represente la valeur de la
                                          moyenne arithmetique des cours de
                                          l'action CANAL+ entre le 26 janvier
                                          2009 et le 6 fevrier 2009 (inclus) et
                                          CANo est egal a 216,7 euros.

                                          Ce prix de remboursement est plafonne a 260 euros

Modification des conditions de            Les conditions de remboursement seront susceptibles d'etre
remboursement                             modifiees en cas de survenance de certains evenements.

Dette residuelle au 31.12.1999            53.300.000 Euros


Les Obligations Indexees ont fait l'objet d'une note d'operation ayant recu le visa de la Commission des operations de bourse n(degree) 99-149 en date du 24 fevrier 1999, a l'occasion de leur admission au Premier Marche.

2. OBLIGATIONS 2002 3,5% ECHANGEABLES EN ACTIONS MEDIASET
   (LES "OBLIGATIONS MEDIASET")


Montant nominal                           2.220.080.000 FF

Date d'emission                           1er avril 1997

Taux nominal                              3,5% par an

Date de remboursement                     1er avril 2002

Echange                                   Obligations echangeables contre des
                                          actions ordinaires d'une valeur
                                          nominale de Lit. 1000 chacune, de la
                                          societe Mediaset S.p.a. , selon le
                                          ratio, sous reserve de la survenance
                                          de certains evenements, notamment
                                          d'operations portant sur le capital de
                                          la societe Mediaset) de 341,74014
                                          actions Mediaset pour des obligations
                                          d'un montant de 10.000 francs.

                                          Canal+ S.A. peut toutefois verser aux
                                          obligataires ayant ainsi demande
                                          l'echange de leurs obligations une
                                          somme en numeraire egale a la valeur
                                          de marche des actions Mediaset.
                                          Cette faculte d'echange peut etre
                                          exercee jusqu'au 18 mars 2002.

Dette residuelle au 31.12.1999            1.193.280.000 Francs

                                                                        ANNEXE C

                  DESCRIPTION DES PRINCIPALES CARACTERISTIQUES
            DES PLANS D'OPTIONS DE SOUSCRIPTION ET D'ACHAT D'ACTIONS

------------------------------------------------------------------------------------------------------------------------
DATE DU PLAN                       14 sept. 1995       7 dec. 1995      6 mars 1996     25 juin 1998      25 juin 1998
------------------------------------------------------------------------------------------------------------------------
NOMBRE D'OPTIONS                       1.200.000            40.000           40.000          596.000         1.350.400
------------------------------------------------------------------------------------------------------------------------
MODALITES                         1 option donne    1 option donne   1 option donne   1 option donne    1 option donne
                                     le droit de       le droit de      le droit de         le droit          le droit
                                   souscrire a 1     souscrire a 1    souscrire a 1      d'acheter 1       d'acheter 1
                                          action            action           action           action            action
------------------------------------------------------------------------------------------------------------------------
PRIX DE SOUSCRIPTION OU D'ACHAT       27,3 euros        31,4 euros       33,9 euros         61 euros        41,3 euros

------------------------------------------------------------------------------------------------------------------------
DELAI DE VALIDITE DE L'OPTION      20% exercable     20% exercable    20% exercable   100% exercable     10% exercable
                                   du 14/09/1995     du 07/12/1995    du 06/03/1996    Du 25/03/2003     du 25/06/1999
                                   au 13/09/2001     au 06/12/2001    au 05/03/2002    Au 25/06/2004     au 24/06/2004

                                   20% exercable     20M exercable    20% exercable                      20% exercable
                                   du 14/09/1996     du 07/12/1996    du 06/03/1997                      du 25/06/2000
                                   au 13/09/2001     au 06/12/2001    au 05/03/2002                      au 24/06/2004

                                   20% exercable     20% exercable    20% exercable                      30% exercable
                                   du 14/09/1997     du 07/12/1997    du 06/03/1998                      du 25/06/2001
                                   au 13/09/2001     au 06/12/2001    au 05/03/2002                      au 24/06/2004

                                   20% exercable     20% exercable    20% exercable                      40% exercable
                                   du 14/09/1998     du 07/12/1998    Du 06/03/1999                      du 25/06/2002
                                   au 13/09/2001     au 06/12/2001    au 05/03/2002                      au 24/06/2004

                                   20% exercable     20% exercable    20% exercable
                                   du 14/09/1999     du 07/12/1999    du 06/03/2000
                                   au 13/09/2001     au 06/12/2001    au 05/03/2002
------------------------------------------------------------------------------------------------------------------------
NOMBRE D'OPTIONS EXERCEES AU             545.416             3.000                0                0                 0
31/12/1999
------------------------------------------------------------------------------------------------------------------------
NOMBRE D'OPTIONS DECHUES (1)              21.440                 0                0           39.600                 0
AU 31/12/1999
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
DATE DU PLAN                          8 juin 1999    22 sept. 1999       7 mars 2000
------------------------------------------------------------------------------------
NOMBRE D'OPTIONS                           40.000           48.000         1.600.000
------------------------------------------------------------------------------------
MODALITES                          1 option donne   1 option donne    1 option donne
                                         le droit         le droit       le droit de
                                      d'acheter 1      d'acheter 1       souscrire 1
                                           action           action            action
------------------------------------------------------------------------------------
PRIX DE SOUSCRIPTION OU D'ACHAT          64 euros       64,2 euros      261,51 euros

------------------------------------------------------------------------------------
DELAI DE VALIDITE DE L'OPTION       10% exercable    10% exercable     10% exercable
                                    du 08/06/2000    du 23/09/2000     du 07/03/2000
                                    au 07/06/2005     au 22/09/205     au 06/03/2006

                                    20% exercable    20% exercable     20% exercable
                                    du 08/06/2001    du 23/09/2001     du 07/03/2001
                                    au 07/06/2005    au 22/09/2005     au 06/03/2006

                                    30% exercable    30% exercable     30% exercable
                                    du 08/06/2002    du 23/09/2002     du 07/03/2002
                                    au 07/06/2005    Au 22/09/2005     au 06/03/2006

                                    40% exercable    40% exercable     40% exercable
                                    du 08/06/2003    du 23/09/2003     du 07/03/2003
                                    au 07/06/2005    au 22/09/2005     au 06/03/2006



------------------------------------------------------------------------------------
NOMBRE D'OPTIONS EXERCEES AU                    0                0                 0
31/12/1999
------------------------------------------------------------------------------------
NOMBRE D'OPTIONS DECHUES (1)               12.000                0                 0
AU 31/12/1999
------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
NOMBRE D'OPTIONS SUSCEPTIBLES            633.144            37.000           32.000
D'ETRE EXERCEES AU
31/12/1999(2)
-------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
NOMBRE D'OPTIONS SUSCEPTIBLES     S'agissant d'options d'achat d'actions, elles sont sans effet sur                  0
D'ETRE EXERCEES AU                le nombre d'actions en circulation ou a creer
31/12/1999(2)
----------------------------------------------------------------------------------------------------------------------

(1) Suite au depart ou au deces des beneficiaires.
(2) Conformement aux termes du plan.

                                                                    ANNEXE 3.2.1

                                ACTIFS TRANSFERES

-----------------------------------------------------------------------------------------------------------------------
                                                                                Amortisse-                    Montants
(en euros)                                  Note              Montants            ments ou                      net au
                                                                 bruts          provisions                    01/01/00
-----------------------------------------------------------------------------------------------------------------------
IMMOBILISATIONS CORPORELLES                                300 677 381         280 758 202                  19 919 179
Decodeurs                                                  295 729 267         276 867 623                  18 861 644
Autres immobilisations corporelles                           4 948 114           3 890 579                   1 057 535

IMMOBILISATIONS FINANCIERES                                107 000 618           2 033 022                 104 967 596
Participations                                              41 636 906           2 033 022                  39 603 884
Creances rattachees aux participations                      65 363 712                   -                  65 363 712

-----------------------------------------------------------------------------------------------------------------------

ACTIF IMMOBILISE                                           407 677 999         282 791 224                 124 886 775

-----------------------------------------------------------------------------------------------------------------------

Stocks                                                       2 020 927             316 715                   1 704 212
Clients                                                     34 297 980           6 256 925                  28 041 055
Autres creances                                              8 643 616                   -                   8 643 616
Tresorerie centralisee                      (1)            496 000 000                   -                 496 000 000
Valeurs mobilieres de placement                             15 244 902                   -                  15 244 902

-----------------------------------------------------------------------------------------------------------------------

ACTIF CIRCULANT                                            556 207 425           6 573 640                 549 633 785

-----------------------------------------------------------------------------------------------------------------------

Charges constatees d'avance                                    946 590                                         946 590
Charges a repartir                                           2 549 866                                       2 549 866

-----------------------------------------------------------------------------------------------------------------------

TOTAL DE L'ACTIF                                           967 381 880         289 364 864                 678 017 016

-----------------------------------------------------------------------------------------------------------------------

(1) Tresorerie centralisee = titrisation nette 265 M(euro)+ depots de garantie 231 M(euro)

                                     ANNEXE
1. Immobilisations
1.1 Immobilisations corporelles
-        les decodeurs analogiques de type Syster individuels et collectifs
- les amenagements et installations des centres d'appels telephoniques d'Ivry et de Rennes.
- l'ensemble des materiels et equipements (mobiliers, postes informatiques, materiels telephoniques...) servant a l'exploitation de la Branche d'Activite, comprenant les fonctions de gestion d'abonnements, de marketing, d'etudes, de promotion, de gestion de reseau de distribution, de relations abonnes, d'accueil telephonique, de logistique et de service apres-vente.
-        les avances et acomptes sur commandes d'immobilisations.

Lesdits elements corporels sont valorises au 31 decembre 1999 pour leur valeur nette comptable de 19 919 179 euros, soit une valeur brute de 300 677 381 euros, diminuee des amortissements et provisions pour 280 758 202 euros.

1.2 Immobilisations financieres
- les parts detenues (51%) dans le GIE Numerique CANAL+/Canalsatellite, ainsi que la creance en compte courant sur ce meme groupement.
-        les parts detenues dans la Societe Civile du Cygne.

Lesdits elements financiers sont valorises au 31 decembre 1999 pour leur valeur nette comptable de 104 967 596 euros, soit une valeur brute de 107 000 618 euros, diminuee de provisions pour 2 033 022 euros.

2 Actif circulant

- les stocks de cles systers, de papier magazine et d'objets promotionnels pour 1 704 212 euros.
-        des creances clients pour une valeur nette de 28 041 055 euros.
-        d'autres creances, notamment en matiere de TVA, pour 8 643 616 euros.
- une creance en compte courant vis-a-vis de CANAL+, representative de la tresorerie centralisee (liquidites correspondant au montant net de la dette contractee aupres de la Societe Generale dans le cadre de l'operation de titrisation des creances abonnements soit 265 millions d'euros, et a la contrepartie des depots de garantie verses par les abonnes analogiques soit 231 millions d'euros) au sein du cash pool du Groupe pour un total de 496 000 000 euros.
-        des valeurs mobilieres de placement pour 15 244 902 euros.

Soit un montant total net pour l'actif circulant de 549 633 785 euros.

3 Comptes de regularisation d'actif

-        des charges constatees d'avance pour 946 590 euros.
-        des charges a repartir sur plusieurs exercices de 2 549 866 euros.

Soit un montant total pour les comptes de regularisation de 3 496 456 euros.

La valeur nette comptable des elements de l'actif apporte par CANAL+ s'eleve donc a 678 017 016 euros.

                                                                   ANNEXE 3.2.2.
                              PASSIF PRIS EN CHARGE

   --------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Montants
   (en euros)                                                                                                             au
                                                                                                                    01/01/00
   --------------------------------------------------------------------------------------------------------------------------
   PROVISION POUR RISQUES ET CHARGES                                                                               7 766 465

   --------------------------------------------------------------------------------------------------------------------------

   Emprunts et dettes financieres                                                                                306 854 521
   Dettes clients abonnes                                                                                        239 747 554
   Fournisseurs                                                                                                   57 863 550
   Dettes fiscales et sociales                                                                                    12 761 257
   Autres dettes                                                                                                      10 447

   --------------------------------------------------------------------------------------------------------------------------

   TOTAL DETTES                                                                                                  617 237 329

   --------------------------------------------------------------------------------------------------------------------------

   Produits constates d'avance                                                                                             -

   --------------------------------------------------------------------------------------------------------------------------


D'apres la situation bilancielle de la Branche d'Activite au 31 decembre 1999, les passifs pris en charge par CANAL+ Distribution se composent de :

-        provisions pour risques et charges                                                     7 766 465 euros
-        dettes financieres (titrisation des creances abonnements pour l'essentiel)           306 854 521 euros
-        dettes clients abonnes (depots de garantie sur abonnements analogiques)              239 474 554 euros
-        dettes fournisseurs (y compris les factures non parvenues)                            57 863 550 euros
-        dettes fiscales et sociales (essentiellement liees a la TVA)                          12 761 257 euros
-        autres dettes                                                                         10 447 euros

La valeur nette comptable totale des elements de passif pris en charge par CANAL+ Distribution s'eleve donc a 625 003 794 euros.